Teleflex Incorporated First Quarter 2019 Earnings Conference Call 1

Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing (855) 859-2056 or for international calls, (404) 537-3406, pass code number 6798477 2

Today’s Speakers Liam Kelly President and CEO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President, Investor Relations 3

Note on Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, forecasted 2019 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins, GAAP and adjusted earnings per share and the items that are expected to impact each of those forecasted results; our assumptions with respect to the euro to U.S. dollar exchange rate for 2019 and our adjusted weighted average shares for 2019; estimated pre-tax charges we expect to incur in connection with our ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from our ongoing restructuring programs and the OEM initiative and when those programs will be substantially completed; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices at the end of this presentation. Additional Notes This document contains certain highlights with respect to our first 2019 performance and developments and does not purport to be a complete summary thereof. Accordingly, we encourage you to read our Earnings Release for the quarter ended March 31, 2018 located in the investor section of our website at www.teleflex.com and our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission. Unless otherwise noted, the following slides reflect continuing operations. 4

1Q19 Highlights Revenue Highlights • As-reported revenue increased 4.5% versus 1Q18 • Constant currency revenue increased 7.6% versus 1Q18 • Reaffirmed full year 2019 as-reported and constant currency revenue growth guidance ranges Broad Based Product Category and Geographic Performance1 • Interventional Urology revenues of $59.7 million, up 41.5% over 1Q18 as UroLift® continues strong momentum • OEM revenues of $54.2 million, up 20.1% over 1Q18, driven by catheters and performance fiber products • Interventional revenues of $103.2 million, up 17.1% over 1Q18, driven by intra-aortic products, catheters, biologics and On-Control® • Asia revenues of $60.8 million, up 11% over 1Q18 driven by Surgical, Vascular and Interventional product categories Adjusted Margin and Adjusted EPS Highlights • Adjusted gross margin of 56.7%, up 10 bps versus 1Q18 • Adjusted operating margin of 23.7%, down 30 bps versus 1Q18 • Adjusted EPS of $2.24, up 4.2% versus 1Q18 • Reaffirmed full year 2019 adjusted gross margin, operating margin and earnings per share guidance ranges 1. All global product family revenue growth provided is on a constant currency basis Note: See appendices for reconciliations of non-GAAP information 5

Segment Revenue Review Total Constant Dollars Q1’19 Q1’18 Currency Sales Currency in Millions Revenue Revenue Impact Growth Growth Americas $344.0 $323.3 6.4% (0.3%) 6.7% EMEA $154.6 $159.9 (3.3%) (7.8%) 4.5% Asia $60.8 $58.2 4.3% (6.7%) 11.0% OEM $54.2 $45.8 18.3% (1.8%) 20.1% TOTAL $613.6 $587.2 4.5% (3.1%) 7.6% 6

Global Product Category Revenue Review Total Constant Dollars Q1’19 Q1’18 Currency Sales Currency in Millions Revenue Revenue Impact Growth Growth Vascular Access $143.9 $144.0 (0.1%) (2.6%) 2.5% Interventional $103.2 $90.1 14.5% (2.6%) 17.1% Anesthesia $80.3 $84.9 (5.5%) (4.0%) (1.5%) Surgical $86.7 $85.6 1.3% (3.7%) 5.0% Interventional Urology $59.7 $42.3 41.2% (0.3%) 41.5% OEM $54.2 $45.8 18.3% (1.8%) 20.1% Other1 $85.6 $94.4 (9.3%) (4.2%) (5.1%) TOTAL $613.6 $587.2 4.5% (3.1%) 7.6% 1. Includes revenues generated from sales of the Company’s respiratory and urology products. 7

Product and Clinical Updates

UroLift® System Real-World Clinical Presentations at 2019 American Urological Association, Chicago

KEY TAKEAWAYS

Presentations on Saturday May 4th, 2019

- **"Real World Outcomes of Prostatic Urethral Lift Confirm Clinical Study Results" to be presented by** Steven Gange, M.D., Summit Urology Group, Salt Lake City, at 10:30 a.m. CT in room 185a
- **"Prostatic Urethral Lift (PUL) Symptom and Sexual** Function Results Maintained in the Treatment of All Types of Prostate Enlargement Including Obstructive **Middle Lobe" to be presented by Daniel** Rukstalis, M.D., Wake Forest University School of Medicine, at 10:40 a.m. CT in room 185a
- **"Early Outcomes of Prostate Urethral Lift in Subjects Acute Urinary Retention" to be presented by Mark** Rochester, M.D., Norwich University Hospital, at 10:50 a.m. CT in room 185a
- **"Prostatic Urethral Lift (PUL) and Magnetic** Resonance Imaging (MRI): Defining artefact and risk **of obscuring significant cancer" to be presented by** Peter Chin, M.B.B.S., Wollongong University Graduate School of Medicine, Australia, at 3:30 p.m. CT in room 178ab


Nitinol
Capsular Tab
PET Suture
8 mm
Stainless Steel Urethral
End Piece

UroLift® System
Permanent Implant


UROLIFT

UroLift® System
Delivery Device

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Teleflex®

1Q19 Financial Review Revenue of $613.6 million • Up 4.5% vs. prior year period on an as-reported basis • Up 7.6% vs. prior year period on a constant currency basis Gross Margin • GAAP gross margin of 56.2%, down 20 bps vs. prior year period • Adjusted gross margin of 56.7%, up 10 bps vs. prior year period Operating Margin • GAAP operating margin of 12.3%, down 250 bps vs. prior year period • Adjusted operating margin of 23.7%, down 30 bps vs. prior year period Tax Rate • GAAP tax rate of 20.7%, compared to 10.2% in the prior year period • Adjusted tax rate of 14.8%, compared to 12.8% in the prior year period Earnings per Share • GAAP EPS of $0.89, compared to $1.18 in the prior year period • Adjusted EPS of $2.24, up 4.2.% vs. prior year period 9 Note: See appendices for reconciliations of non-GAAP information

2019 Financial Outlook 2019 Revenue Guidance • Reaffirmed as-reported revenue growth guidance range of between 5% and 6% • Reaffirmed constant currency revenue growth guidance range of between 6% and 7% 2019 Gross Margin Guidance • Reaffirmed GAAP gross margin guidance range of between 57.2% and 57.75% • Reaffirmed adjusted gross margin guidance range of between 58.0% and 58.5% 2019 Operating Margin Guidance • Lowered GAAP operating margin guidance from a range of between 17.4% and 18.1% to a range of between 17.2% and 17.9% • Reaffirmed adjusted operating margin guidance range of between 26.5% to 27.0% 2019 Earnings per Share Guidance • Lowered GAAP EPS guidance from a range of between $6.90 and $7.05 to a range of between $6.72 and $6.84 • Reaffirmed adjusted earnings per share guidance range of between $10.90 and $11.10 10 Note: See appendices for reconciliations of non-GAAP information

Question and Answer Section 11

THANK YOU 12

Appendices 13

Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following applicable non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends. • Adjusted diluted earnings per share. This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation tables appearing in Appendices D and E; (iv) intangible amortization expense; and (v) tax adjustments. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends. • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix A. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) “other items” identified in note (C) to the reconciliation table appearing in Appendix B; and (iv) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) “other items” identified in note (A) to the reconciliation table appearing in Appendix C; (iv) intangible amortization expense; and (v) tax adjustments. 14

Non-GAAP Adjustments The following is an explanation of certain of the adjustments that are applied with respect to one or more of the non- GAAP financial measures that appear in the presentation to which these appendices are attached: Restructuring, restructuring related and impairment items. Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, as a result of periodic impairment testing or due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results. Acquisition, integration and divestiture related items. Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. Other items. These are discrete items that occur sporadically and can affect period-to-period comparisons. Intangible amortization expense. Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. Tax adjustments. These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. 15

Appendix A – Reconciliation of Adjusted Gross Profit and Margin Dollars in Thousands Three Months Ended March 31, 2019 April 1, 2018 Teleflex gross profit as-reported $ 344,742 $ 331,270 Teleflex gross margin as-reported 56.2% 56.4% Restructuring, restructuring related and impairment items (A) 3,013 1,959 Acquisition, integration and divestiture related items (B) - 352 Other items (C) - (983) Adjusted Teleflex gross profit $ 347,755 $ 332,598 Adjusted Teleflex gross margin 56.7% 56.6% Teleflex revenue as-reported $ 613,584 $ 587,230 (A) Restructuring, restructuring related and impairment items – The charges for all periods presented are for restructuring-related activities. (B) Acquisition, integration and divestiture related items – For the three months ended April 1, 2018, these charges primarily related to our acquisition of NeoTract. (C) Other items – For the three months ended April 1, 2018, other items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions. 16 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix B – Reconciliation of Adjusted Operating Profit and Margin Dollars in Thousands

	Three Months Ended	
	March 31, 2019	April 1, 2018
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$ 75,243	$ 86,843
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin	12.3%	14.8%
Restructuring, restructuring related and impairment items (A)	20,475	5,142
Acquisition, integration and divestiture related items (B)	10,834	12,033
Other items (C)	1,294	(838)
Intangible amortization expense	37,751	37,816
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$ 145,597	$ 140,996
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin	23.7%	24.0%
Teleflex revenue as-reported	$ 613,584	$ 587,230

(A) Restructuring, restructuring related and impairment items - For the three months ended March 31, 2019, pre-tax restructuring charges were $14.4 million, pre-tax restructuring related charges were $3.1 million, and pre-tax impairment charges were $3.0 million. For the three months ended April 1, 2018, pre-tax restructuring charges were $3.1 million and pre-tax restructuring related charges were $2.1 million. There were no impairment items during the three months ended April 1, 2018.

(B) Acquisition, integration and divestiture related items - For the three months ended March 31, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract, somewhat offset by the gain on sale of a divested business. For the three months ended April 1, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract. There were no divestiture related activities for the three months ended April 1, 2018.

(C) Other items - For the three months ended March 31, 2019, other items included expenses associated with a franchise tax audit, relabeling costs, and costs associated with European Medical Device Regulation initiatives. For the three months ended April 1, 2018, other items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, and relabeling costs.

17

See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Teleflex®

Appendix C – Reconciliation of Adjusted Tax Rate Dollars in Thousands Teleflex Incorporated GAAP to Non-GAAP Tax Rate Reconciliation Three Months Ended Income from Taxes on continuing income from operations continuing before taxes operations Tax rate March 31, 2019 GAAP basis $52,890 $10,972 20.7% Restructuring, restructuring related and impairment charges $20,475 $1,933 Acquisition, integration and divestiture related items $10,834 ($1,907) Other items (A) $1,294 $250 Intangible amortization expense $37,751 $7,707 Tax adjustment $0 ($701) March 31, 2019 Adjusted basis $123,244 $18,254 14.8% April 1, 2018 GAAP basis $61,173 $6,242 10.2% Restructuring, restructuring related and impairment charges $5,142 $690 Acquisition, integration and divestiture related items $12,033 $522 Other items (A) ($838) ($115) Intangible amortization expense $37,816 $7,559 Tax adjustment $0 ($158) April 1, 2018 Adjusted basis $115,326 $14,740 12.8% (A) Other items - For the three months ended March 31, 2019, other items included expenses associated with a franchise tax audit, relabeling costs and costs associated with European Medical Device Regulation initiatives. For the three months ended April 1,2018, other items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, and relabeling costs. 18 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix D – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended– March 31, 2019 Dollars in Millions, except per share data Three Months Ended March 31, 2019 Selling, general Restructuring Diluted earnings Cost of Research and (Gain) loss on and and Income Income (loss) from per share from goods development sale of business administrative impairment taxes continuing operations continuing sold expenses and assets expenses charges operations GAAP Basis $268.8 $227.7 $27.2 $17.4 ($2.7) $11.0 $41.9 $0.89 Adjustments Restructuring, restructuring related and 3.0 0.0 0.0 17.4 — 1.9 18.5 $0.39 impairment items (A) Acquisition, integration and divestiture related — 13.6 — — (2.7) (1.9) 12.7 $0.27 items (B) Other items (C) — 1.3 — — — 0.3 1.0 $0.02 Intangible amortization — 37.6 0.1 — — 7.7 30.0 $0.64 expense Tax adjustments — — — — — (0.7) 0.7 $0.01 Adjusted basis $265.8 $175.2 $27.0 — — $18.3 $105.0 $2.24 19 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix E – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended – April 1, 2018 Dollars in Millions, except per share data Three Months Ended April 1, 2018 Selling, general Restructuring Diluted earnings Cost of Research and and and Income Income (loss) from per share from goods development administrative impairment taxes continuing operations continuing sold expenses expenses charges operations GAAP Basis $256.0 $215.3 $26.0 $3.1 $6.2 $54.9 $1.18 Adjustments Restructuring, restructuring related and 2.0 0.1 0.1 3.1 0.7 4.5 $0.10 impairment items (A) Acquisition, integration and divestiture related 0.4 11.5 0.2 — 0.5 11.5 $0.25 items (B) Other items (C) (1.0) 0.1 — — (0.1) (0.7) ($0.02) Intangible amortization — 37.7 0.1 — 7.6 30.3 $0.65 expense Tax adjustments — — — — (0.2) 0.2 $0.00 Adjusted basis $254.6 $165.9 $25.7 — $14.7 $100.6 $2.15 20 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendices D and E – tickmarks (A) Restructuring, restructuring related and impairment items - For the three months ended March 31, 2019, pre-tax restructuring charges were $14.4 million, pre-tax restructuring related charges were $3.1 million, and pre-tax impairment charges were $3.0 million. For the three months ended April 1, 2018, pre-tax restructuring charges were $3.1 million and pre-tax restructuring related charges were $2.1 million. There were no impairment items during the three months ended April 1, 2018. (B) Acquisition, integration and divestiture related items - For the three months ended March 31, 2019, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract, somewhat offset by the gain on sale of a divested business. For the three months ended April 1, 2018, these charges primarily related to contingent consideration liabilities and our acquisition of NeoTract. There were no divestiture related activities for the three months ended April 1, 2018. (C) Other items - For the three months ended March 31, 2019, other items included expenses associated with a franchise tax audit, relabeling costs, and costs associated with European Medical Device Regulation initiatives. For the three months ended April 1, 2018, other items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions, and relabeling costs. 21 See slide titled Non-GAAP Adjustments included at the beginning of the appendices to this presentation for Non-GAAP definitions.

Appendix F - Reconciliation of 2019 Revenue Guidance 2019 Guidance Low High Forecasted GAAP Revenue Growth 5.0% 6.0% Estimated impact of foreign currency exchange rate fluctuations (1.0%) (1.0%) Forecasted Constant Currency Revenue Growth 6.0% 7.0% 22

Appendix G – Reconciliation of 2019 Adjusted Gross and Operating Margin Guidance 2019 Guidance Low High Forecasted GAAP Gross Margin 57.20% 57.75% Estimated restructuring, restructuring related and impairment items 0.80% 0.75% Estimated acquisition, integration and divestiture related items 0.00% 0.00% Estimated other items 0.00% 0.00% Forecasted Adjusted Gross Margin 58.00% 58.50% 2019 Guidance Low High Forecasted GAAP Operating Margin 17.20% 17.90% Estimated restructuring, restructuring related and impairment items 1.75% 1.70% Estimated acquisition, integration and divestiture related items 1.45% 1.40% Estimated other items 0.25% 0.20% Estimated intangible amortization expense 5.85% 5.80% Forecasted Adjusted Operaitng Margin 26.50% 27.00% 23

Appendix H – Reconciliation of 2019 Adjusted Earnings Per Share Guidance 2019 Guidance Low High Forecasted GAAP Diluted Earnings Per Share $6.72 $6.84 Estimated Restructuring, restructuring related and impairment items, net of tax $0.83 $0.86 Estimated acquisition, integration and divestiture related items, net of tax $0.83 $0.85 Estimated other items, net of tax $0.11 $0.12 Estimated intangible amortization expense, net of tax $2.62 $2.64 Tax adjustments ($0.21) ($0.21) Forecasted Adjusted Diluted Earning Per Share $10.90 $11.10 24

Appendix I – 2019 Financial Outlook Assumptions Euro to U.S. Dollar exchange rate assumed to be approximately 1.15 for full year 2019 Adjusted weighted average shares expected to be approximately 47.2 million for full year 2019 2019 Calendar of shipping days: Q1’19 vs. Q1’18: no difference Q2’19 vs. Q2’18: 1 less day Q3’19 vs. Q3’18: no difference Q4’19 vs. Q4’18: 1 additional day FY’19 vs. FY’18: no difference 25

Appendix J – Teleflex Restructuring and Similar Cost Savings Initiatives Summary

In February 2019, we initiated a restructuring plan primarily involving the relocation of certain manufacturing operations to existing lower-cost locations and related workforce reductions (the "2019 Footprint realignment plan"). These actions are expected to be substantially completed during 2022. We estimate that we will incur aggregate pre-tax restructuring and restructuring related charges in connection with the 2019 Footprint realignment plan of $56 million to $70 million, of which, we expect $21 million to $26 million to be incurred in 2019 and most of the balance is expected to be incurred prior to the end of 2021. We estimate that $53 million to $66 million of these charges will result in cash outlays, of which, $8 million to $9 million is expected to be made in 2019 and most of the balance is expected to be made by the end of 2021. Additionally, we expect to incur $29 million to $35 million in aggregate capital expenditures under the plan, of which, $18 million to $22 million is expected to be incurred during 2019 and most of the balance is expected to be incurred by the end of 2021. We expect to begin realizing plan-related savings in 2021 and expect to achieve annual pre-tax savings of $12 million to $14 million once the plan is fully implemented, which will benefit all of our segments except OEM.

In addition to the 2019 Footprint realignment plan, we have ongoing restructuring programs related to the consolidation of our manufacturing operations (referred to as our 2018 and 2014 Footprint realignment plans). We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment (the "OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance; nevertheless, the activities should result in cost savings (we expect only minimal costs to be incurred in connection with the OEM initiative). With respect to our currently ongoing restructuring programs and the OEM initiative, the table below summarizes charges to be incurred and estimated annual pre-tax savings to be realized as follows: (1) with respect to charges (a) the estimated total charges that will be incurred once the restructuring programs and OEM initiative are completed; (b) the charges incurred through December 31, 2018; and (c) the estimated charges to be incurred from January 1, 2019 through the last anticipated completion date of the restructuring programs and OEM initiative and (2) with respect to estimated annual pre-tax savings, (a) the estimated total annual pre-tax savings to be realized once the restructuring programs and OEM initiative are completed; (b) the estimated annual pre-tax savings realized based on the progress of the restructuring programs and OEM initiative through December 31, 2018; and (c) the estimated additional annual pre-tax savings to be realized from January 1, 2019 through the last anticipated completion date of the restructuring programs and the OEM initiative.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring activities and similar activities, changes in the scope of restructuring programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions, the failure to realize anticipated savings from a supply contract related to a component included in certain kits sold by our Americas segment and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings constituting efficiencies with respect to increased costs that otherwise would have resulted from business acquisitions involve, among other things, assumptions regarding the cost structure and integration of businesses that previously were not administered by our management, which are subject to a particularly high degree of risk and uncertainty. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below does not include estimated charges and pre-tax savings related to substantially completed programs. For example, the 2017 Vascular Solutions integration program, the 2017 EMEA program, the 2016 Footprint realignment plan and the Other 2016 restructuring programs are excluded from the table below because they were substantially completed as of March 31, 2019. Additional details including estimated charges expected to be incurred in connection with the restructuring programs are described in Note 5 to the condensed consolidated financial statements included in this report.

Pre-tax savings also can be affected by increases or decreases in sales volumes generated by the businesses subject to the consolidation of manufacturing operations; such variations in revenues can increase or decrease pretax savings generated by the consolidation of manufacturing operations. For example, an increase in sales volumes generated by the affected businesses, although likely increasing manufacturing costs, may generate additional savings with respect to costs that otherwise would have been incurred if the manufacturing operations were not consolidated.

Dollars in Millions	Estimated Total	Actuals through December 31, 2018	Estimated remaining from January 1, 2019 through December 31, 2026
Restructuring charges	$95 to $114	$68	$27 to $46
Restructuring related charges [1]	$110 to $141	$34	$76 to $107
Total charges	$205 to $255	$102	$103 to $153
OEM initiative annual pre-tax savings	$6 to $7	$1	$5 to $6
Ongoing restructuring programs pre-tax savings [2]	$63 to $73	$21	$42 to $52
Total annual pre-tax savings	$69 to $80	$22	$47 to $58

1. Restructuring related charges represent costs that are directly related to the programs and principally constitute costs to transfer manufacturing operations to existing lower-cost locations, project management costs and accelerated depreciation, as well as a charge that is expected to be imposed by a taxing authority as a result of our exit from facilities in the authority's jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized as cost of goods sold.
2. Substantially all the pre-tax savings are expected to result in reductions to cost of goods sold. As previously disclosed, during 2016, in connection with our execution of the 2014 Footprint realignment plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduce the annual savings we anticipated at the inception of the program). However, we also expect to achieve improved pricing on these kits that will offset the increased costs, resulting in estimated annual increased revenues of $3 million to $4 million, which is not reflected in the table above. Since 2017, we have realized an aggregate benefit of $2.4 million resulting from this incremental pricing. More recently, during the fourth quarter of 2017, we entered into an agreement with an alternate provider for the development and supply of a component to be included in certain kits sold by our Americas segment. The agreement will result in increased development costs but is expected to reduce the cost of the component supply, once the supply becomes commercially available, as compared to the costs incurred with respect to our current suppliers. Therefore, we anticipate a net savings from the agreement, which is reflected in the table above.

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Teleflex®